Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2013, relating to the financial statements of EOG Resources, Inc. and subsidiaries and the effectiveness of EOG Resources, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of EOG Resources, Inc. for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Houston, Texas

May 3, 2013